Exhibit 99.2

GIGOPTIX ANNOUNCES EXTENSION OF THE EXPIRATION DATE OF ITS MODIFIED DUTCH AUCTION TENDER OFFER TO PURCHASE UP TO $2.0 MILLION OF ITS COMMON STOCK

San Jose, Calif. – April 23, 2012 – GigOptix, Inc. (OTCQX:GGOX) (“GigOptix”), a leading fabless supplier of semiconductor and optical components that enable high speed information streaming, announced today the extension of the expiration date of its modified “Dutch auction” tender offer to purchase shares of its common stock. GigOptix has extended the tender offer in connection with today’s announcement of the Wednesday, April 25, 2012 commencement of listing of GigOptix’ common stock on the NYSE Amex. Formerly set to expire at 11:59 p.m., New York City time, on Tuesday, April 24, 2012, the tender offer has now been extended to 11:59 p.m., New York City time, on Tuesday, May 15, 2012, unless the tender offer is terminated or further extended (the “Expiration Date”).

As of 5:00 p.m., New York City time, on April 20, 2012, tenders had been received with respect to 618,545 common shares, representing approximately 2.87% of the common shares outstanding.

Under the terms of the tender offer, GigOptix has offered to purchase up to $2.0 million in value of its common stock at a price not greater than $3.10 nor less than $2.85 per share. In accordance with the rules of the Securities and Exchange Commission, GigOptix may increase the value of shares purchased in the offer by no more than 2% of the outstanding shares without amending or extending the tender offer. The closing price of GigOptix’ common stock on the OTC Bulletin Board on March 27, 2012, the date immediately prior to the commencement of the tender offer, was $2.70.

Under the tender offer, stockholders will continue to have the opportunity to indicate how many shares, and at what price(s) they wish to tender their shares, within the specified price range. Based on the number of shares tendered and the prices specified by the tendering stockholders, GigOptix will determine the lowest price per share within the range that will allow GigOptix to purchase $2.0 million in value of its common stock, or a lower amount depending on the number of shares properly tendered and not properly withdrawn. All shares purchased by GigOptix will be purchased at the same price.

If the tender offer is fully subscribed, then $2.0 million in value of GigOptix’ common stock will be purchased, representing approximately 2.99% to 3.25% of GigOptix’ issued and outstanding shares of common stock as of March 26, 2012. If, based on the final purchase price determined in the tender offer, more than $2.0 million in value of shares are properly tendered and not properly withdrawn, then GigOptix will purchase shares tendered at or below the per share purchase price on a pro rata basis as specified in the offer to purchase, which is being distributed to stockholders. The tender offer continues to not be conditioned upon any minimum number of shares being tendered, but will be subject to other conditions that are described in the offer to purchase. GigOptix will fund share purchases in the tender offer with cash on hand.

The revised offer to purchase, the revised letter of transmittal and the related related materials are being filed with the Securities and Exchange Commission. Stockholders who have questions or would like additional copies of the tender offer documents may call the information agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

While GigOptix’ board of directors has approved the making of the tender offer, none of GigOptix, its board of directors, the depositary or the information agent makes any recommendation to any stockholder as to whether to tender or refrain from tendering any shares or as to the price or prices at which stockholders may choose to tender their shares. GigOptix has not authorized any person to make any such recommendation. Stockholders must decide whether to tender their shares and, if so, how many shares to tender and at what price or prices. In doing so, stockholders should carefully evaluate all of the information in the offer to purchase, the letter of transmittal and the related materials before making any decision with respect to the tender offer and should consult their own financial and tax advisors.

GigOptix’ directors and executive officers have advised GigOptix that they do not intend to tender their shares in the tender offer. The tender offer will increase the proportional holdings of any stockholder that does not tender its shares into the tender offer.

About GigOptix

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high-speed end-to-end information streaming over the network and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. The Company offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G and 100G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers,. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program. To learn more about GigOptix, visit www.gigoptix.com.

Tender Offer Statement

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell, any shares of GigOptix common stock. The full details of the tender offer, including complete instructions on how to tender shares, are included in the revised offer to purchase, the revised letter of transmittal and related revised materials, which are being filed with the Securities and Exchange Commission. Stockholders should read carefully the revised offer to purchase, the revised letter of transmittal and other related revised materials because they contain important information. Stockholders may obtain free copies of the offer to purchase and other related materials at the Securities and Exchange Commission’s website at www.sec.gov. In addition, stockholders also may obtain a copy of these documents, free of charge, by calling Innisfree M&A Incorporated, GigOptix’ information agent for the tender offer, at (888) 750-5834. Stockholders are urged to read these materials carefully prior to making any decision with respect to the offer.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, and improvement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: whether the listing conditions for listing the Company’s common stock on the NYSE Amex remain satisfied until GigOptix common stock is listed on the NYSE Amex, factors that may affect the integration and results of GigOptix’ merger with Endwave, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, further adjustment to the Endwave restructuring expenses, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the company’s filings with the SEC, and in the company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statement.

For more information, contact:

Media:

GigOptix, Inc.

Parker Martineau, 408-522-3100

Corporate Communications Manager

pmartineau@gigoptix.com

or

Investor Relations:

The Blueshirt Group, LLC

Matthew Hunt, 415-489-2194

Account Manager

matt@blueshirtgroup.com